Exhibit 99.1

BAXTER ANNOUNCES CASH TENDER OFFERS
DEERFIELD, Ill., Aug. 4, 2026 - Baxter International Inc. (NYSE:BAX) (“Baxter” or the “Company”) today announced that it has commenced cash tender offers (each, an “Offer” and collectively, the “Offers”) for the maximum principal amount of validly tendered (and not validly withdrawn) notes set forth below (collectively, the “Notes”), such that the aggregate purchase price, not including accrued and unpaid interest, payable in respect of such Notes will not exceed $500 million.
The terms and conditions of the Offers are being made pursuant to an Offer to Purchase, dated August 4, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).
A summary of the Offers to purchase the Notes is outlined below:

Acceptance Priority Level(1)	Title of Security	CUSIP Number(2)	Outstanding Principal Amount	Reference U.S. Treasury Security	Bloomberg Reference Page(3)	Fixed Spread (bps)	Early Tender Premium (4) (5)
1	3.132% Senior Notes due 2051	071813 CV9	$750,000,000	4.750% UST due 2/15/56	FIT 1	+115	$30
2	3.500% Senior Notes due 2046	071813 BP3	$450,000,000	5.000% UST due 5/15/46	FIT 1	+110	$30
3	4.500% Senior Notes due 2043	071813 BG3	$257,434,000	5.000% UST due 5/15/46	FIT 1	+130	$30
4	2.539% Senior Notes due 2032	071813 CS6 071813 CQ0 U07181BF3	$1,550,000,000	4.375% UST due 7/31/31	FIT 1	+100	$30
(1)The Company is offering to accept the maximum principal amount of validly tendered (and not validly withdrawn) Notes in the Offer for which the aggregate purchase price, not including accrued and unpaid interest, does not exceed $500 million using a “waterfall” methodology under which the Company will accept the Notes in order of their respective Acceptance Priority Levels (as defined below).
(2)CUSIPs are provided for the convenience of the holders of the Notes. No representation is made as to the correctness or accuracy of such numbers.
(3)The Bloomberg Reference Page is provided for convenience only. To the extent any Bloomberg Reference Page changes prior to the Price Determination Time (as defined in the Offer to Purchase), the Dealer Managers referred to below will quote the applicable Reference Treasury Security (as defined below) from the updated Bloomberg Reference Page.
(4)The Total Consideration (as defined below) for Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the applicable fixed spread as described in the Offer to Purchase. The Early Tender Premium (as defined below) of $30 per $1,000 principal amount is included in the Total Consideration for each series of Notes set forth above and does not constitute an additional or increased payment. Holders of Notes will also receive accrued and unpaid interest on Notes accepted for purchase up to, but excluding, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable.
(5)Per $1,000 principal amount.

Each Offer is scheduled to expire at 5:00 p.m., New York City time, on September 1, 2026, unless extended or earlier terminated by the Company (such date and time, as the same may be extended or earlier terminated with respect to each Offer, the “Expiration Time”). To receive the Total Consideration, holders of the Notes must validly tender and not validly withdraw Notes at or prior to 5:00 p.m., New York City time, on August 17, 2026, unless such deadline is extended with respect to the applicable Offer(s) (such date and time, as the same may be extended with respect to each Offer, the “Early Tender Time”). Notes validly tendered may not be validly withdrawn after 5:00 p.m., New York City time, on August 17, 2026, unless such deadline is extended with respect to the applicable Offer (such date and time, as the same may be extended, the “Withdrawal Deadline”). Payments for Notes validly tendered (and not validly withdrawn) and accepted for purchase at or prior to the Early Tender Time are expected to settle on August 20, 2026 (the “Early Settlement Date”). Payments for Notes validly tendered (and not validly withdrawn) and accepted for purchase after the Early Tender Time but at or prior to the applicable Expiration Time are expected to settle on September 3, 2026 (the “Final Settlement Date”).
The consideration paid in each of the Offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security (the “Reference Treasury Security”) specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Reference U.S. Treasury Security.” Holders who validly tender and do not validly withdraw Notes at or prior to the Early Tender Time that are accepted for purchase will be eligible to receive the “Total Consideration,” which includes an early tender premium of $30 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). The Early Tender Premium is included in the Total Consideration for each series of Notes and does not constitute an additional or increased payment. Holders of Notes that are validly tendered after the Early Tender Time but at or prior to the Expiration Time and whose Notes are accepted for purchase will be entitled to receive only the Total Consideration for such series of Notes minus the applicable Early Tender Premium. In addition, in each case, holders of any purchased Notes will also receive any applicable accrued and unpaid interest on those Notes in accordance with DTC procedures, regardless of the record dates with respect to each series of Notes, payable on the applicable settlement date.
The Company will accept for purchase for cash the maximum principal amount of validly tendered (and not validly withdrawn) Notes for which the aggregate purchase price, not including accrued and unpaid interest, payable in respect of such Notes does not exceed $500 million (the “Offer Cap”), which amount the Company may increase, decrease or waive, as provided in the Offer to Purchase and subject to applicable law. Subject to the satisfaction or waiver of the conditions of the Offers, Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time will be accepted based on the acceptance priority levels noted in the table above (the “Acceptance Priority Levels”). All Notes tendered prior to or at the Early Tender Time will have priority over Notes tendered after the Early Tender Time, regardless of the Acceptance Priority Levels of the Notes tendered after the Early Tender Time.
Subject to the satisfaction or waiver of the conditions of the Offers, the “Acceptance Priority Procedures” will operate as follows: (1) at the Early Settlement Date, the Company will accept for purchase all Notes of each series validly tendered at or before the Early Tender Time and not validly withdrawn at or before the Withdrawal Deadline, starting with the 3.132% Senior Notes due 2051 (which have an Acceptance Priority Level of 1), followed by the 3.500% Senior Notes due 2046 (which have an Acceptance Priority Level of 2), followed by the 4.500% Senior Notes due 2043 (which have an Acceptance Priority Level of 3), followed by the 2.539% Senior Notes due 2032 (which have an Acceptance Priority Level of 4), subject to the Offer Cap; and (2) on the Final Settlement Date, to the extent the Company has not already accepted Notes with an aggregate purchase price payable in respect of such Notes equal to the Offer Cap, it will accept for purchase validly tendered and not validly withdrawn Notes of each series not previously purchased on the Early Settlement Date in order of their respective Acceptance Priority Levels, subject to the Offer Cap.

Information Relating to the Offers
None of the Offers is conditioned on any of the other Offers or upon any minimum principal amount of Notes of any series being tendered. The Company’s obligation to purchase, and to pay for, any Notes validly tendered pursuant to the Offers is subject to and conditioned upon the satisfaction of, or the Company’s waiver of, the conditions described in the Offer to Purchase.
The Offer to Purchase is being distributed to holders beginning today. BofA Securities, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as lead dealer managers for the Offers and Citigroup Global Markets, Inc., Mizuho Securities USA LLC and SG Americas Securities, LLC are acting as co-dealer managers for the Offers. Investors with questions regarding the Offers may contact BofA Securities, Inc. at (888) 292-0070 (toll-free) or (980) 388-0539 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-3554 (collect) or Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 357-1452 (collect). D.F. King & Co., Inc. is the tender and information agent for the Offers and can be contacted at (800) 967-5051 (toll-free) or (646) 677-2521 (collect) and email at bax@dfking.com.
None of the Company or its subsidiaries or affiliates, their respective boards of directors, the Company’s management, the dealer managers, the tender and information agent, the trustee with respect to any series of Notes, any registrar, any paying agent or any of its or their affiliates, as applicable is making any recommendation as to whether holders should tender any securities in response to any of the Offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders of the Notes must make their own decisions as to whether to tender any of their securities, and, if so, the principal amount of securities to tender.
The full details of the Offers, including complete instructions on how to tender the Notes, are included in the Offer to Purchase. Holders of the Notes are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be obtained from D.F. King & Co., Inc., free of charge by calling toll-free at (800) 967-5051 (bankers and brokers can call collect at (646) 677-2521) or by email at bax@dfking.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Offers are being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.
About Baxter
At Baxter, we are everywhere healthcare happens – and everywhere it is going, with essential solutions in the hospital, physician's office and other sites of care. For nearly a century, our customers have counted on us as a vital and trusted partner. And every day, millions of patients and healthcare providers rely on our unmatched portfolio of connected solutions, medical devices, and advanced injectable technologies. Approximately 37,500 Baxter team members live our enduring Mission: to Save and Sustain Lives. Together, we are redefining how care is delivered to make a greater impact today, tomorrow, and beyond.
Forward-Looking Statements
This release includes forward-looking statements concerning the Company’s financial results (including the updated outlook for full-year 2026) and certain product development activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the Company is exposed to risks as a result of its strategic actions; the Company may not achieve the anticipated benefits of its significant transactions, including the sale of its Kidney Care business and its acquisition of Hill-Rom Holdings, Inc.; the Company’s significant indebtedness requires it to use a substantial amount of its cash flow for debt service and constrains the Company’s ability to pursue growth strategies and advance its R&D capabilities; there is substantial competition in the product markets in which the Company operates and the risk of declining demand and pricing pressures could adversely affect the Company’s business, results of operations, financial condition and cash flows; the Company may be unable to successfully introduce or monetize new and existing products or services or keep pace with changing consumer preferences and needs or advances in technology; the Company may not achieve its financial goals; the Company has experienced disruptions in its supply chain and may experience additional disruptions in the future; global economic conditions, including inflation, have adversely affected, and could continue to adversely affect, the Company’s operations; the Company is subject to risks associated with doing business globally, including changes in tariffs and trade policies and treaties as well as the ongoing Iran conflict and other geopolitical events; the Company may be unable to obtain sufficient components or raw materials on a timely basis or for a cost-effective price; the Company may experience manufacturing, sterilization, supply, or distribution difficulties; the Company has experienced and may continue to experience issues with quality management or product quality; the Company may not be successful in achieving expected operating efficiencies and sustaining or improving operating expense reductions; continued consolidation in the health care industry or additional governmental controls exerted over pricing and access in key markets could lead to increased demands for price concessions or limit or eliminate the Company’s ability to sell to certain of its significant market segments; segments of the Company’s business are significantly dependent on major contracts with group purchasing organizations, integrated delivery networks, and certain other distributors and purchasers; the Company’s operating results and financial condition have fluctuated and may in the future continue to fluctuate; management transition creates uncertainties, and the Company may experience difficulties in managing such transitions, including attracting and retaining key employees; changes in foreign currency exchange rates and interest rates have had, and may in the future have, an adverse effect on the Company’s results of operations, financial condition, cash flows, and liquidity; future material impairments in the value of the Company’s goodwill, intangible assets, and other long-lived assets would negatively affect the Company’s operating results; the Company has experienced and may in the future experience breaches and breakdowns affecting its information technology systems or protected information, including from obsolescence, cybersecurity breaches and data leakage; the Company is exposed to risks associated with incorporating artificial intelligence (AI), machine learning and other emerging technologies into our products, services and operations; a portion of the Company’s workforce is unionized, and the Company could face labor disruptions that would interfere with its operations; the effects of climate change, including legal, regulatory, or market measures related to climate change and other sustainability topics, could adversely affect the Company’s business, results of operations, financial condition, and cash flows; the Company’s goals, activities, and disclosures related to sustainability and corporate responsibility matters, and the perception of the Company’s activities in these areas, may fail to satisfy the differing expectations of key stakeholders on these matters; the Company is subject to laws and regulations globally, and its failure to comply with rapidly changing and increasingly divergent expectations of regulators in different jurisdictions could adversely impact the Company; if reimbursement or other payment for our current or future products is reduced or modified in the U.S. or in foreign countries, or there are changes to policies with respect to pricing, taxation, or rebates, the Company’s business could suffer; increasing regulatory focus on, and expanding laws relating to, privacy, AI, and cybersecurity could impact the Company’s business and expose it to increased liability; the Company is party to a number of pending lawsuits and other disputes which may adversely impact it; changes in tax laws or exposure to additional income tax liabilities may have a negative impact on the Company’s operating results; the Company could be subject to fines or damages and possible exclusion from participation in federal or state healthcare programs if it fails to comply with the laws and regulations applicable to its business; if the Company is unable to protect or enforce its patents or other proprietary rights, or if the Company becomes subject to claims or litigation alleging infringement of the patents or other proprietary rights of others, the Company’s competitiveness and business prospects may be materially damaged; the Company’s Amended and Restated Bylaws could limit its stockholders’ ability to choose their preferred judicial forum for disputes with the Company or its directors, officers, or employees; the Company recently decreased its quarterly dividend to $0.01 per share and cannot guarantee that it will increase the amount of dividends it pays, or that it will not cease paying dividends; the Company’s common stock price has fluctuated significantly and may continue to do so; and other risks discussed in the Company’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on the Company's website. The Company does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter and Novum IQ are trademarks of Baxter International Inc.

Contacts
Media Contact:
Stacey Eisen, (224) 948-5353
media@baxter.com

Investor Contact:
Kevin Moran, (224) 948-3085
global_corp_investor_relations@baxter.com